Exhibit 99.1

For Immediate Release

Contact:

Lilian Stern (Investors) Investor Relations

Stern IR

212-362-1200

lilian@sternir.com

Wendi Lee (Media Inquiries)

Cryo-Cell International, Inc.

813-749-2100

wlee@cryo-cell.com

CRYO-CELL INTERNATIONAL, INC. REPORTS THIRD QUARTER 2010 RESULTS

Company Reports $2.3 Million Net Income for Third Quarter

Representing a 72% Year over Year Increase in Net Income

OLDSMAR, Fla. – October 14, 2010 – Cryo-Cell International, Inc. (OTC Bulletin Board Symbol: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks, today announced results for the third quarter ended August 31, 2010. Consolidated revenue for the third quarter of fiscal 2010 was $4.5 million compared to $4.6 million for the third quarter of fiscal 2009. The revenue for the third quarter of fiscal 2010 consisted of $4.2 million in processing and storage revenue and $334,000 in licensee income compared to $4.2 million in processing and storage revenue and $351,000 in licensee income in the same period in fiscal 2009. Licensee income for the three months ended August 31, 2010 consisted entirely of royalty income earned on the processing and storage of cord blood stem cell specimens in geographic areas where the Company has license agreements. Licensee income for the 2009 period consisted of $279,000 in royalty income earned on the processing and storage of specimens in geographical areas where the Company has license agreements and $75,000 related to an installment payment of a non-refundable up-front license fee from the licensee of the Company’s Célle program in India.

The Company reported net income in the third quarter of fiscal 2010 of $2.3 million, or $0.20 per basic common share, compared to net income of $432,000, or $0.04 per basic common share in the third fiscal quarter of fiscal 2009. The increase in net income for the three months ended August 31, 2010 principally resulted from a 12% decrease in cost of sales, which is partially offset by a 1% increase in marketing, general and administrative expenses. The Company’s overall 3% decrease in total revenue was partially offset by a 7% increase in global affiliate revenue for specimens processed in the Company’s facility in Florida. Also during the third quarter of 2010, the Company reversed approximately $1.8 million of its valuation allowance for income taxes. The decision to reverse a portion of the allowance is based on the Company’s historical operating performance, which includes profitability in seven of the last eight quarters, steadily improving operations and positive expectations for future taxable income.

During the third quarter 2010, Cryo-Cell announced that S-Evans Biosciences (SEB), the Company’s exclusive CélleSM menstrual stem cell technology license partner in China has opened a new state-of-the-art laboratory operation and research & development (R&D) facility located in a Hi-Tech park designated to become an epicenter for stem cell and genomics R&D; cellular therapies and stem cell cryopreservation services. The new SEB facility which occupies over

25,000 square feet and includes four Good Manufacturing Practice (cGMP) laboratories and administrative offices is designed to process approximately 10,000 menstrual stem cell samples a year at the height of operational deployment. SEB anticipates that it may build the world’s largest Célle menstrual stem cell bank over the next three to five years. The exclusive Célle technology license agreement with SEB in China and Thailand is expected to provide Cryo-Cell with future royalty fees from the processing and annual storage of menstrual stem cells. Currently, SEB is conducting three pre-clinical studies for heart disease, type I diabetes and liver disease utilizing menstrual stem cells prepared in SEB and recently reported that the preliminary data are encouraging.

In another major development during the third quarter 2010, the Company announced a R&D collaboration agreement with world renowned stem cell researchers at Monash University in Australia. The partnership will allow scientists from the University’s Centre of Inflammatory Diseases to conduct pre-clinical studies using Cryo-Cell’s proprietary CélleSM menstrual stem cell technology to identify potential future therapies to treat autoimmune diseases such as multiple sclerosis (MS). Monash researchers believe that the menstrual stem cell may potentially provide a highly prolific, non-invasive and cost-effective alternative cell source in the development of future cellular therapies to treat this debilitating autoimmune disease. Under terms of the research collaboration agreement, the R&D study is funded entirely by Monash and intellectual property that may result from the Célle MS research is expected to be shared equally by both partners.

In view of recent encouraging developments associated with proprietary CélleSM menstrual cell technology, the Company continues to believe that Cryo-Cell’s growth moving forward may possibly be generated from one or more of several promising sources. The Company’s future potential growth drivers may possibly include: fees from Célle processing and storage services; revenues from future therapeutic development that may utilize Célle technology; product diversification; global expansion and strategic acquisition.

“We are very pleased and clearly energized by Cryo-Cell’s performance throughout the third quarter of fiscal 2010 which includes net income of $3.0 million year to date, or $0.26 per basic common share; and profitability in seven of the last eight quarters,” stated Mercedes A. Walton, Chairman and CEO. “Cryo-Cell’s cord blood banking business remains solid and continues to generate strong recurring revenues. In addition, the Company has substantial cash reserves and an expansive technology IP portfolio.

“Strategically and operationally, Cryo-Cell is perhaps at one of the strongest positions in our corporate history. We anticipate continued profitability for the foreseeable future. We also expect that Cryo-Cell’s demonstrably strong and sustained performance, combined with the Company’s vast potential future upside possibly driven by Célle technology; product diversification; global expansion and strategic acquisition, may significantly and positively impact short and longer-term shareholder value,” Walton concluded.

As of August 31, 2010, the Company had $9.0 million in cash, cash equivalents, marketable securities and other investments. The Company had no long-term debt at the end of the quarter.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with nearly 215,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

About Célle

The CélleSM service was introduced in November 2007 as the first and only service that empowers women to collect and cryopreserve menstrual flow containing undifferentiated adult stem cells for future utilization by the donor or possibly their first-degree relatives in a manner similar to umbilical cord blood stem cells. For more information, visit www.celle.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the actual strength of its momentum, actual future shareholder and enterprise value, the success of the Company’s global expansion initiatives and product diversification, the Company’s future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business, the future costs to the Company related to R&D initiatives, the actual return on investment relative to the Safti-Cell acquisition and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.